EXHIBIT 5

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            Consent of Independent Registered Public Accounting Firm

Pender Newkirk & Company LLP consents to the incorporation by reference in the Registration Statement (Form S-8 No. 333-109828, No. 333-112003 and No. 333-146188) of Nexgen Biofuels Ltd.(f/k/a Healthcare Technologies Ltd.) of our report dated May 8, 2007 with respect to the consolidated financial statements of Nexgen Biofuels, Inc. and Subsidaries (A development Stage Company and Majority Owned Subsidiary of Mac Bioventures, Inc.) included in this Form 8-K/A to be filed with the Securities and Exchange Commission as of December 31, 2007.

/s/ Pender Newkirk & Company LLP
Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
February 11, 2008

           PENDER NEWKIRK & COMPANY LLP o CERTIFIED PUBLIC ACCOUNTANTS
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              100 South Ashley Drive o Suite 1650 o Tampa, Florida
     33602 o (813) 229-2321 o Fax (813) 229-2359 o Web Site: www.pnccpa.com
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MEMBER OF PRIVATE COMPANIES PRACTICE SECTION AND CENTER FOR PUBLIC COMPANY AUDIT
         FIRMS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS